                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                      MERCURY ASSET MANAGEMENT FUNDS, INC.

     Mercury Asset Management Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to Section 2-609 of the Maryland General Corporation Law,
the Corporation wishes to amend and restate its charter as currently in effect
(the "Charter"). The original Articles of Incorporation were approved and received by the State Department of Assessments and Taxation of Maryland on
April 24, 1998;

     SECOND: The provisions set forth in this Articles of Amendment and
Restatement are all the provisions of the Charter currently in effect;

     THIRD: These Articles of Amendment and Restatement were approved by a majority of the entire board of directors.

     FOURTH: These Articles of Amendment and Restatement were duly advised by the entire board of directors and the amendment is limited to a change expressly authorized by Section 2-605 of Maryland General Corporation Law, to be made without action by the stockholders.

     FIFTH: The text of the Charter of the Corporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                      MERCURY ASSET MANAGEMENT FUNDS, INC.

                                    ARTICLE I
                                      NAME

     The name of the corporation is Mercury Asset Management Funds, Inc.

                                   ARTICLE II
                               PURPOSES AND POWERS

     The purpose or purposes for which the Corporation is formed, the powers, rights and privileges that the Corporation shall be authorized to exercise and enjoy, and the business or objects to be transacted, carried on and promoted by it are as follows:

     (1) To conduct and carry on business of an investment company of the management type.

     (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

     (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of
Maryland and by these Articles of Incorporation, as its Board of Directors may
determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

     (4) To exchange, classify, reclassify, change the designation of, convert, rename, redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its issued or unissued capital stock of any class or series, as its Board of Directors may determine, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

     (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

     (6) The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the
General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing purposes, powers, rights and privileges, shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE III
                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the
State of Maryland is c/o The Corporation Service Company, 11 E. Chase Street,
Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is CSC Lawyers Incorporating Service, a corporation of this State, and the post office address of the resident agent is 11 E. Chase Street,
Baltimore, Maryland 21202.

                                   ARTICLE IV
                                  CAPITAL STOCK

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     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is Eleven Billion (11,000,000,000) shares, of the par value of One Hundredth of One Cent ($.0001) per share, and of the aggregate par value of One Million, One Hundred Thousand Dollars ($1,100,000). The capital stock initially consists of twenty-seven series, known as Mercury Pan-European
Growth Fund, Mercury International Fund, Mercury Japan Capital Fund, Mercury
U.S. Small Cap Growth Fund, Mercury Gold and Mining Fund, Mercury U.S. Large Cap
Fund, Mercury Global Balanced Fund, Mercury Emerging Economies Fund, Mercury
Select Growth Fund, Mercury Asset Management Fund 10, Mercury Asset Management
Fund 11, Mercury Asset Management Fund 12, Mercury Asset Management Fund 13,
Mercury Asset Management Fund 14, Mercury Asset Management Fund 15, Mercury
Asset Management Fund 16, Mercury Asset Management Fund 17, Mercury Asset
Management Fund 18, Mercury Asset Management Fund 19, Mercury Asset Management
Fund 20, Mercury Asset Management Fund 21, Mercury Asset Management Fund 22,
Mercury Asset Management Fund 23, Mercury Asset Management Fund 24, Mercury
Asset Management Fund 25, Mercury Asset Management Fund 26 and Mercury Asset
Management Fund 27 (collectively, the "Series", and each, a "Series"). Each
Series, other than the Mercury U.S. Large Cap Fund, shall consist, until further changed, of Four Hundred Million (400,000,000) shares. The Mercury U.S. Large
Cap Fund shall consist, until further changed, of Six Hundred Million
(600,000,000) shares. The shares of each Series shall consist, until further changed, of four classes of shares designated Class I shares, Class A shares,
Class B shares and Class C shares (the "Classes"). Each Class of each Series, other than Class B of the Mercury U.S. Large Cap Fund, shall consist, until further changed, of One Hundred Million (100,000,000) shares. Class B of the
Mercury U.S. Large Cap Fund shall consist, until further changed, of Three
Hundred Million (300,000,000) shares.

     (2) Unless otherwise expressly provided in the charter of the Corporation, the Class I shares, Class A shares, Class B shares and Class C shares of each
Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series) and each share of a particular Series shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the charter of the
Corporation to the contrary:

         (i) The Class I shares, Class A shares, Class B shares and Class C shares may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the
Board of Directors may from time to time establish in accordance with the
Investment Company Act of 1940, as amended, and other applicable law.

         (ii) Liabilities of a Series which are determined by or under the supervision of the Board of Directors to be attributable to a particular Class of that Series may be charged to that Class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that Class of the
Series.

         (iii) The Class I shares, Class A shares, Class B shares and Class C shares of a particular Series may have such different exchange and conversion rights as the Board of Directors shall provide in compliance with the Investment
Company Act of 1940, as amended.

     (3) The Board of Directors may classify and reclassify any unissued shares of capital stock, of any class or series, into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

     (4) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Dividends on a class or series may be declared or paid only out of the net assets of that class or series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of capital stock.

     (5) Unless otherwise expressly provided in the charter of the Corporation, including those matters set forth in Article II, Sections (2) and (4) hereof and including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the
Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (c) as to any matter does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote.

     (6) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series)

to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the votes entitled to be cast by holders of capital stock of the Corporation (or a majority of the votes entitled to be cast by holders of a class or series entitled to vote thereon as a separate class or series).

     (7) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, subject to compliance with the requirements of the Investment Company Act of 1940, as amended, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series in accordance with such requirements and procedures as may be established by the
Board of Directors.

     (8) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the
Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation applicable to that class or series.

     (9) Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends; provided, however, that the Corporation shall not be required to issue share certificates for such fractional shares.

     (10) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a separate class shall constitute a quorum.

     (11) All persons who shall acquire stock in the Corporation, of any class or series, shall acquire the same subject to the provisions of the charter and
By-Laws of the Corporation. Any reference to "shares," "stock" or "shares of stock" in these Articles of Incorporation shall be deemed to refer, unless the context otherwise requires, to the shares of each separate class and/or series.
As used in the charter of the Corporation, the terms "charter" and "Articles of
Incorporation" shall mean and include the Articles of Incorporation of the
Corporation as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

     (12) The Board of Directors may classify and reclassify any issued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series; provided, however, that any such classification or reclassification shall not substantially adversely affect the rights of holders of such issued shares. The Board's authority pursuant to this paragraph shall include, but not be limited to, the power to vary among all the holders of a particular class or series (a) the length of time shares must be held prior to reclassification to shares of another class or series (the
"Holding Period(s)"), (b) the manner in which the time for such Holding
Period(s) is determined and (c) the class or series into which the particular class or series is being reclassified; provided, however, that, subject to the first sentence of this section, with respect to holders of the Corporation's shares issued on or after the date of the Corporation's first effective prospectus which sets forth Holding Period(s) (the "First Holding Period
Prospectus"), the Holding Period(s), the manner in which the time for such
Holding Period(s) is determined and the class or series into which the particular class or series is being reclassified shall be disclosed in the
Corporation's prospectus or statement of additional information in effect at the time such shares, which are the subject of the reclassification, were issued.

     (13) (a) Each series of capital stock of the Corporation shall relate to a separate portfolio of investments. All shares of stock in each series shall be identical except that there may be variations between the different series as to the purchase price, determination of net asset value, designations, preferences, conversion or other rights, voting powers, restrictions, special and relative rights and limitations as to dividends and on liquidation, qualifications or terms or conditions of redemption of such shares of stock.

         (b) Each series of stock of the Corporation shall have the following powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations thereof shall be as follows:

         (i) All consideration received by the Corporation for the issue or sale of stock of each series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets, funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled in the books of account of the Corporation.
Such assets, funds and payments, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets, funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such series. In the event that there are any income, earnings, profits, and proceeds thereof, assets, funds or payments that are not readily identifiable as belonging to any particular series, the
Board of Directors of the Corporation shall allocate

them among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in their sole discretion, deem fair and equitable. Each allocation by the Board of Directors shall be conclusive and binding on the stockholders of the Corporation of all series for all purposes.

         (ii) The assets belonging to each series of stock shall be charged with the liabilities in respect of such series, and also shall be charged with its share of the general liabilities of the Corporation, in proportion to the asset value of the respective series determined in accordance with the Articles of
Incorporation of the Corporation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same to a given series, and as to whether the same or general assets of the Corporation are allocable to one or more series.

                                    ARTICLE V
                      PROVISIONS FOR DEFINING, LIMITING AND
                  REGULATING CERTAIN POWERS OF THE CORPORATION
                      AND OF THE DIRECTORS AND STOCKHOLDERS

     (1) The number of directors of the Corporation shall be six, which number may be increased pursuant to the By-Laws of the Corporation but shall never be less than three. The names of the directors who are currently in office are:

                          Jeffrey M. Peek
                          Terry K. Glenn
                          David O. Beim
                          James T. Flynn
                          W. Carl Kester
                          Karen P. Robards

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the
Corporation or in the General Laws of the State of Maryland.

     (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the
Corporation or any other security of the Corporation which it may issue or sell
(whether out of the number of shares authorized by these Articles of
Incorporation, or out of any shares of the capital stock of the Corporation, of any class or series, acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (4) Each acting and former director and officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of

Maryland, subject to the requirements of the Investment Company Act of 1940, as amended. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

     (5) To the fullest extent permitted by the General Laws of the State of
Maryland, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these
Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

     (6) The Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

     (7) The Board of Directors of the Corporation from time to time may change the Corporation's name, or change the name or other designation of any class or series of its stock, without the vote or consent of the stockholders of the
Corporation, in any manner and to the extent now or hereafter permitted by the
General Laws of the State of Maryland and by these Articles of Incorporation.

     (8) Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or the General Laws of the State of Maryland,
the Board of Directors of the Corporation may, upon the affirmative vote of the majority of the entire Board of Directors and without the vote or consent of the stockholders, dissolve the Corporation in the manner otherwise provided by the laws of the State of Maryland.

                                   ARTICLE VI
                                   REDEMPTION

     (1) Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the
Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the
Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of

capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law.

     (2) All shares of stock of the Corporation shall be redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares of any class or series upon such terms and conditions as the Board of Directors, in its discretion, shall deem advisable, and upon the sending of written notice thereof to each holder whose shares are to be redeemed.

     (3) The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the
redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

                                   ARTICLE VII
                              DETERMINATION BINDING

     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the
Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short,"
or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the
Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and
Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against

any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VIII
                               PERPETUAL EXISTENCE

     The duration of the Corporation shall be perpetual.

                                   ARTICLE IX
                                    AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in any manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, Mercury Asset Management Funds, Inc., has caused these
Articles of Amendment and Restatement to be signed in its name and on its behalf by its President or one of its Vice Presidents and attested by its Secretary on
April 6, 2000.

                                       MERCURY ASSET MANAGEMENT FUNDS, INC.

                                       By: /s/ Terry K. Glenn
                                          -------------------------------------
                                       Name:   Terry K. Glenn
                                       Title:  Executive Vice President

Attest:    /s/  Robert E. Putney, III
       -------------------------------------
        Robert E. Putney, III
        Secretary

     THE UNDERSIGNED, President or Vice President of Mercury Asset Management
Funds, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing
Articles of Amendment and Restatement to be the corporate act of said
Corporation and further certifies that to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       By: /s/ Terry K. Glenn
                                          -------------------------------------
                                       Name:   Terry K. Glenn
                                       Title:  Executive Vice President

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